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                                                                     EXHIBIT 4.1

                            HELLER FINANCIAL, INC.
                            ----------------------
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------
      (As Conformed through the Second Amendment, as of January 1, 2000)


                                   Section 1
                                   ---------
                                 Introduction
                                 ------------

     1.1  The Plan and Its Effective Date.  The Heller International Corporation
          -------------------------------
Executive Deferred Compensation Plan (the "Original Plan") was established by Heller International Corporation effective as of January 1, 1994 (the "Effective Date"). The Original Plan was renamed the Heller Financial, Inc. Executive Deferred Compensation Plan (the "Plan") effective as of January 1, 1998.

     1.2  Purpose.  Heller International Corporation established the Original
          -------
Plan effective January 1, 1994 for a select group of management and highly compensated employees of Heller International Corporation or any subsidiary or affiliate that adopted the Original Plan in accordance with Section 6 to retain and attract highly qualified personnel by offering the benefits of a non-qualified, unfunded plan of deferred compensation. This Plan allows Eligible Employees to make deferrals and receive benefits regardless of the benefit and contribution limits applicable to qualified retirement plans under the Internal Revenue Code of 1986, as amended. Heller International Corporation transferred sponsorship of the Original Plan to Heller Financial, Inc. (the "Company"), effective as of January 1, 1998. The Plan is intended to be a top-hat plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

     1.3  Administration.  The Plan shall be administered by a committee (the
          --------------
"Committee") appointed by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). In the event the Compensation Committee fails to appoint such a committee, then the Compensation Committee itself shall constitute the Committee. The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to one or more officers or directors of the Company. The members of the Committee shall serve at the pleasure of the Compensation Committee and may be removed, with or without cause, by the Compensation Committee.


                                   Section 2
                                   ---------
                      Participation and Deferral Elections
                      ------------------------------------

     2.1  Eligibility and Participation.  Subject to the conditions and
          -----------------------------
limitations of the Plan, all leadership executives (salary grade 18 and above) of the Company or an Employer (as defined in Section 6.1), such other executives of the Company or an Employer identified as eligible by the Committee, and those non-employee members of the Board of Directors of the

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Company identified as eligible by the Committee shall be eligible to participate in the Plan ("Eligible Employees"). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the Plan ("Participant") and shall remain a Participant until the entire balance of his Deferral Account (defined in Section 3.1 below) is distributed to him.

     2.2  Rules for Deferral Elections.  Any Eligible Employee may make an
          ----------------------------
irrevocable election ("Deferral Election") to defer receipt of one or more of his Incentive Payments, Annual Bonus, Annual Base Salary, REFS Plan Amount and Retainer (as these terms are defined in Section 2.3) for a calendar year in accordance with the rules set forth below:

     (a) An individual shall be eligible to make a Deferral Election only if he is an Eligible Employee on the date such election is made. Effective July 17, 1998, an individual who first becomes an Eligible Employee during a given calendar year may make an election to participate in the Plan during that calendar year, so long as the election:

          (i) is submitted to the Committed or its delegate within thirty days after the individual becomes an Eligible Employee; and

          (ii) relates only to compensation earned for services performed during that calendar year after the election is properly submitted to the Committee or its delegate.

          July 17, 1998 will be a special date upon which individuals first hired by the Company or an Employer earlier in 1998 become Eligible Employees (assuming the Committee has named them as eligible, if applicable).

     (b) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee. In no event will the date specified by the Committee be later than the end of the month that precedes the earliest date that the amount being deferred is made available to such Eligible Employee.

     (c) Deferred amounts will be deferred to the date specified by the Eligible Employee at the time of his initial Deferral Election (the "Distribution Date"). Except as provided in subsections 2.2(f), 2.2(k) or 2.2(l) below, the Distribution Date specified at the time of the Eligible Employee's initial Deferral Election is irrevocable and shall apply to all amounts deferred by the Eligible Employee under the Plan.

     (d) The Distribution Date specified by the Participant at the time of his initial Deferral Election shall be either (i) a specified date not earlier than January 1 immediately following the third anniversary of the date on which the Eligible Employee files his initial Deferral Election (the "Designated Distribution Date"), (ii) the Eligible Employee's Termination of Employment (as defined in subsection

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          (e), below) or a specified date coinciding with or next following the
          Eligible Employee's Termination of Employment (e.g., January 1 coinciding with or next following the Eligible Employee's Termination of Employment), or (iii) the earlier of (i) or (ii) above, as may be elected by the Eligible Employee at the time of his initial Deferral Election.

     (e) For purposes of this Plan, a "Termination of Employment" occurs when a person leaves the employ of the Company (including all subsidiaries and affiliates), or, as applicable, ceases to be a member of the Board of Directors of the Company, by reason of a resignation, discharge, retirement, or death; provided that in the event a person receives periodic severance payments after he leaves the employ of the Company (or an subsidiary or affiliate), then such person's Termination of Employment shall occur on the date on which the final periodic severance payment is made. For a Participant who is a non-employee member of the Board of Directors of the Company, a "Termination of Employment" occurs when the Participant ceases to be a non-employee director.

     (f) A Participant may make a one-time election after the Participant's initial Deferral Election to extend the Distribution Date; provided that such election shall not be effective unless the Committee receives the election at least one year and one day before the Distribution Date elected by the Participant at the time of his initial Deferral Election and provided that with respect to acceleration of the Distribution Date, the Participant's Employer provides prior written consent to such acceleration.

     (g) At the time of the Participant's initial Deferral Election, the Participant must elect, in writing on such form as the Committee may prescribe, the form of payment of the Participant's Deferral Account. The Deferral Account may be paid in a single lump sum or in substantially equal annual installments over a five, ten or fifteen year period in accordance with Section 4.1. Except as provided in
          Section 4.1, the Participant's election as to the form of payment of his Deferral Account made at the time of the Participant's initial Deferral Election shall apply to all amounts deferred by the Eligible Employee under the Plan.

     (h) At the time of the Participant's initial Deferral Election, the Participant shall specify, in writing on such form as may be prescribed by the Committee, the manner in which income, gains, losses and expenses are credited or charged to a Participant's Deferral Accounts in accordance with Section 3.2.

     (i) No Deferral Election shall apply to any amounts which in the absence of a Deferral Election would be payable to the Eligible Employee on or after January 1, 2004, or such later date as may be permitted by the Board of Directors of the Company.

     (j) A Deferral Election shall be irrevocable; provided that if the Committee determines that a Participant has an Unforeseeable Financial Emergency (as

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          defined in Section 4.6), then the Participant's Deferral Election in effect at the time of the Unforeseeable Financial Emergency shall be revoked with respect to all amounts not previously deferred at the time the Committee determines that the Participant has an Unforeseeable Financial Emergency; and further provided that if a Participant receives a distribution on account of hardship under any qualified plan that is described in Section 401(k) of the Internal Revenue Code (the "Code") and which is maintained by the Company, an Employer or a commonly controlled entity (as defined in Code Sections 414(b) and (c)) of the Company or an Employer (a "401(k) Plan"), then no amounts may be deferred under the Plan for a period of 12 months following the date the Participant receives the distribution on account of hardship from the 401(k) Plan.

     (k) If a Participant makes a Deferral Election that will first become effective after the Designated Distribution Date elected in the Participant's initial Deferral Election, then the Participant must select a new Distribution Date in the manner described in subsection 2.2(d) as though such Deferral Election were his initial Deferral Election; provided, that the new Distribution Date selected by the Participant shall only apply to amounts deferred by the Participant for calendar years following the year in which the new Distribution Date is selected.

     (l) If a Participant is also a participant in the Heller Financial, Inc. Real Estate Financial Services Plan ("REFS Plan") for the 1997 calendar year, such Participant may, in accordance with the provisions of the REFS Plan, elect to transfer all or a portion of his Deferral Account to the REFS Plan. All amounts so transferred shall be subject to the terms and conditions of the REFS Plan (including, but not limited to, the distribution provisions of the REFS Plan), but in no event shall such amounts be distributed from the REFS Plan prior to the date that they would otherwise be distributed under the Plan had such transfer not occurred.

2.3  Amounts Deferred.  An Eligible Employee may make a Deferral Election to
     ----------------
defer receipt of the following amounts:

     (a) All or any portion of his incentive payments ("Incentive Payments") under the Long-term Incentive Plan of Heller Financial, Inc. with respect to performance in the calendar year in which the Deferral Election is made in increments of 1%.

     (b) All or any portion of his annual bonus ("Annual Bonus") for a calendar year under the Management Incentive Plan of Heller Financial, Inc. in increments of 1%.

     (c) Up to 50% of his annual base salary excluding severance payments ("Annual Base Salary") in increments of 1%.

     (d) Such other bonuses and incentive payments under any plan or arrangement established by an Employer as the Chairman of the Board of Directors of the Company (the "Chairman") may designate as compensation eligible for deferral

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          under this Plan in such increments and subject to such limitations and restrictions as the Chairman may establish.

     (e) Subject to the terms and conditions of the REFS Plan, all of his distribution from a given subaccount under the REFS Plan ("REFS Plan Amount").
     (f) All or any portion of his retainer received for services as a non-employee member of the Board of Directors of the Company ("Retainer").


                                   Section 3
                                   ---------
                               Deferral Accounts
                               -----------------

     3.1  Deferral Accounts.  All amounts deferred pursuant to one or more
          -----------------
Deferral Elections under the Plan shall be allocated to a bookkeeping account in the name of the Participant ("Deferral Account"). Amounts deferred pursuant to a Deferral Election shall be credited to the Deferral Account as of the Deferral Crediting Date (as defined below) coinciding with or next following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the deferred amounts. The "Deferral Crediting Date" shall be the business day coinciding with or next preceding the 15th day of each calendar month (the "Mid-Month Deferral Crediting Date") and the business day coinciding with or next preceding the last day of each calendar month (the "End-of-Month Deferral Crediting Date").

     3.2  Investment Elections and Income Crediting.  As of the close of
          -----------------------------------------
business on each day the New York Stock Exchange is open for business ("Valuation Date"), each Participant's Deferral Account will be credited with income and gains and charged with losses, expenses and distributions equal to the amount by which the Deferral Account would have been credited or charged since the prior Valuation Date (in the manner described below) had the Participant's Deferral Account been invested in the Investment Funds (as defined below) selected by the Participant in accordance with the Participant's investment elections.

     The "Investment Funds" will consist of two or more mutual funds or other group investment funds designated by the Committee, in its sole discretion, for Participants' investment elections. In addition, the Committee may establish an Investment Fund consisting of the Company's Class A common stock, par value $0.25 (the "Company Stock Fund"). Income, gains, losses, expenses and distributions will be credited and charged in the manner dictated by each Investment Fund. The Company Stock Fund may use a unit valuation method of accounting. The Committee may, in its sole discretion, from time to time designate additional Investment Funds or terminate existing Investment Funds.

     A Participant must make an investment election at the time of his or her initial Deferral Election. The investment election must designate the portion of the amounts deferred to be treated as invested in each available Investment Fund. As to elections effective on or after March 1, 1999, any investment election made by a Participant that directed or directs investment into the Company Stock Fund will be irrevocable. A Participant may elect no later than 1 p.m. Central Standard Time on February 26, 1999 to move amounts already in the Company Stock Fund out of that Fund; any amounts not moved by that time will remain in the Company Stock Fund. A Participant's investment election will remain in effect for each deferral made after the

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election is effective, until the Participant files a change in investment election with the Committee (or its delegate). Except as described above with regard to amounts invested in the Company Stock Fund, a Participant may change his or her investment election as to amounts deferred following the change in investment election, as to the investment allocation of the Participant's existing Deferral Account, or as to both matters. A change in investment election must be filed with the Committee (or its delegate) in the form prescribed by the Committee and in the time and manner specified by the Committee. A Participant's initial investment election, or any change in investment election, will become effective in accordance with rules established by the Committee and applied uniformly to similarly situated Participants. The Company reserves the right to impose blackout periods during which no contributions or transfers may be made to, or, for transfers to be effective before March 1, 1999, from the Company Stock Fund.

     3.3. Vesting.  A Participant shall be fully vested at all times in the
          -------
balance of his Deferral Account.


                                   Section 4
                                   ---------
                              Payment of Benefits
                              -------------------

     4.1  Time and Method of Payment.  Payment of a Participant's Deferral
          --------------------------
Account shall be made in the form of a single lump sum or shall commence in the form of installments as elected by the Participant at the time of his initial Deferral Election. A Participant may make a one-time election after the Eligible Employee's initial Deferral Election to change the form of payment elected by the Participant; provided that such election shall not be effective unless the election to change the form of payment is received by the Committee at least one year and one day before the Participant's Distribution Date. Notwithstanding the foregoing, a Participant who also is a participant in the REFS Plan (as described in Section 2.2(l)) may make a one-time election pursuant to the terms of the REFS Plan to transfer all or a portion of his Deferral Account to the REFS Plan.

     If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as of a Valuation Date occurring as soon as possible following the Participant's Distribution Date, in an amount equal to the value of the Participant's Deferral Account.

     If a Participant's Deferral Account is payable in the form of installment payments, then the Participant's Deferral Account shall be paid in substantially equal installments over a five, ten or fifteen year period (as elected by the Participant in accordance with this Section 4.1) commencing as soon as practical after the Participant's Distribution Date.

     Each installment payment shall be computed by dividing the balance of the Participant's Deferral Account as of the most recent valuation completed prior to the installment payment date by the number of payments remaining in the installment period.

     4.2  Payment Upon Disability.  In the event a Participant becomes Disabled
          -----------------------
(as defined below) before his Distribution Date, payment of the Participant's Deferral Account shall be made or shall commence (in the form of payment elected by the Participant in accordance

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with Section 2.2(g) and 4.1) as of a Valuation Date occurring as soon as practical after the date on which the Committee determines that the Participant is Disabled.

     For purposes of this Section 4.2, a Participant shall be "Disabled" if he has a physical or mental condition resulting from a bodily injury, disease, or mental disorder, which renders the Participant presumably permanently incapable of performing his normal employment duties. Such determination shall be made by the Committee on the basis of such medical and other competent evidence as the Committee shall deem relevant.

     4.3  Payment Upon Death of a Participant.  Notwithstanding any election by
          -----------------------------------
the Participant regarding the timing and manner of payment of his Deferral Account, a Participant's Deferral Account shall be paid to the Participant's Beneficiary (designated in accordance with Section 4.4) in any manner determined by the Committee in its sole discretion.

     4.4  Beneficiary.  If a Participant is married on the date of his death,
          -----------
then his Beneficiary shall be the Participant's spouse, unless the Participant (with his spouse's written consent) names a Beneficiary or Beneficiaries (other than the Participant's spouse) to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Committee. A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest Beneficiary designation received by the Committee shall be controlling.

     If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

          (1)  the Participant's spouse;

          (2) the Participant's children (including adopted children), per stirpes; or

          (3)  the Participant's estate.

     In order for a married Participant's Beneficiary designation to be effective, the Participant's spouse must consent to the Beneficiary designation. A valid spousal consent:

          (1)  must be in writing acknowledging the effect of the consent;

          (2)  must be witnessed by a notary public;

          (3)  must be effective only for the spouse who executes the consent;
               and

          (4) must designate a Beneficiary or Beneficiaries who may not be changed by the Participant without the spouse's consent, unless the Participant names his spouse as his sole Beneficiary or the spouse's consent in the first instance expressly permits designations by the Participant without any requirement of further consent by the spouse.

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     4.5  Form of Payment.  Effective March 1, 1999, if a Participant has
          ---------------
directed the investment of all or a part of his or her Deferral Account into the Company Stock Fund, then any payments to that Participant from that portion of his or her Deferral Account will be made in Company Stock. All other payments will be made in cash.

     4.6  Unforeseeable Financial Emergency.  If the Committee determines that a
          ---------------------------------
Participant has incurred an Unforeseeable Financial Emergency (as defined below), the Participant may withdraw the portion of the balance of his or her Deferral Account that is needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved:

          (1)  through reimbursement or compensation by insurance or otherwise;
               or

          (2) by liquidation of the Participant's assets, to the extent liquidation of those assets would not itself cause severe financial hardship.

An "Unforeseeable Financial Emergency" is a severe financial hardship to the Participant resulting from:

          (1) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

          (2)  loss of the Participant's property due to casualty; or

          (3) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

Notwithstanding the foregoing, effective for withdrawals made on or after March 1, 1999, no portion of a Participant's Deferral Account for which the Participant has directed investment in the Company Stock Fund may be withdrawn under this Section 4.6 under any circumstances. A withdrawal on account of an Unforeseeable Financial Emergency will be paid in cash, as of a Valuation Date occurring as soon as possible after the date on which the Committee approves the withdrawal.

If a Participant is entitled to a withdrawal from the Plan on account of an Unforeseeable Financial Emergency and at the same time is entitled to a distribution on account of hardship from a 401(k) Plan (as defined in Section 2.2(j)), the Participant must withdraw his or her entire Deferral Account under the Plan on account of the Unforeseeable Financial Emergency before he or she may receive any distribution on account of hardship under the 401(k) Plan.

     4.7  Withholding of Taxes.  The Company will withhold any applicable
          --------------------
Federal, state or local income tax from payments due under the Plan. The Company will also withhold Social Security taxes, including the Medicare portion of those taxes, and any other employment taxes necessary to comply with applicable laws. To the extent that a Participant's Deferral Account does not contain sufficient cash to satisfy the applicable taxes, the Company will liquidate shares of Company Stock held for a Participant who directed the investment of all or a portion of his or her Deferral Account into the Company Stock Fund and use the obtained funds to satisfy the taxes.

     4.8  Cashout of Account Balances.  Notwithstanding any election by the
          ---------------------------
Participant regarding the timing and manner of a payment of his Deferral Account, in the event of a Participant's Termination of Employment, (a) the Employer may elect to pay the Participant a lump sum distribution of the entire value of the Participant's Deferral Account if the value is less than one hundred thousand dollars ($100,000) determined as of the Valuation Date coinciding with or immediately following the Participant's termination of employment, and (b) the Compensation Committee may in its sole discretion elect to pay the Participant a lump sum distribution of the entire value of the Participant's Deferral Account.


                                   Section 5
                                   ---------
                                 Miscellaneous
                                 -------------

     5.1  Funding.  Benefits payable under the Plan to any Participant shall be
          -------
paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and the Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company and Employers may, in the discretion of the Committee, make investments in the mutual funds designated by the Committee as Investment Funds in amounts equal or unequal to Participants' investment elections hereunder, the Company and the Employers shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company or the Employer subject to the claims of its general creditors. Notwithstanding the foregoing, the Company and the Employers, in the discretion of the Committee, may maintain one or more grantor trusts ("Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust with respect to benefits payable to the employees of each Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company or the Employer and shall discharge the Company or the Employer of any further liability under the Plan for such payments.

     5.2  Benefit Statements.  As soon as practical after the end of each
          ------------------
calendar year (or after such additional date or dates as the Committee, in its discretion, may designate), the Committee shall provide each Participant with a statement of the balance of his Deferral Account hereunder as of the last day of such calendar year (or as of such other dates as the Committee, in its discretion may designate).

     5.3  Employment Rights.  Establishment of the Plan shall not be construed
          -----------------
to give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

     5.4  Interests Not Transferable.  Except as to withholding of any taxes
          --------------------------
under the laws of the United States or any state or locality and the provisions of Section 4.4, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

     5.5  Forfeitures and Unclaimed Amounts.  Unclaimed amounts shall consist of
          ---------------------------------
the amounts of the Deferral Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the Valuation Date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.

     5.6  Controlling Law.  The law of Illinois, except its law with respect to
          ---------------
choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

     5.7  Gender and Number.  Words in the masculine gender shall include the
          -----------------
feminine, and the plural shall include the singular and the singular shall include the plural.

     5.8  Action by the Company.  Except as otherwise specifically provided
          ---------------------
herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.

     5.9  Voting Company Stock.  Effective March 1, 1999, any Participant that
          --------------------
has directed or directs the investment of any part of his or her Deferral Account into the Company Stock Fund will have the right to direct the voting of shares of Company Stock allocated to his or her Deferral Account. The Participant will direct the voting of shares allocated to his or her Deferral Account according to the procedures and deadlines established by the Committee.


                                   Section 6
                                   ---------
                             Employer Participation
                             ----------------------

     6.1  Adoption of Plan.  Any subsidiary or affiliate of the Company
          ----------------
(including any domestic or foreign entity which is related to the Company by less than a 50% direct or indirect ownership interest by or in the Company) (an "Employer") may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors. The Committee will amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer, and the appearance of an Employer's name in Appendix A will be conclusive proof that the Committee has approved the Employer's adoption of the Plan. An adopting Employer has no authority to amend or terminate the Plan under Section 7.

     6.2  Withdrawal from the Plan by Employer.  Any Employer has the right, at
          ------------------------------------
any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election to withdraw. Upon receipt of such a notice, the Committee will direct that the portion of the Deferral Account of a Participant or Beneficiary attributable to amounts deferred while the Participant was an employee of the withdrawing Employer, plus any net earnings, gains and losses on those amounts, be distributed from the Trust in cash, and, effective for distributions made on or after March 1, 1999, to the extent invested in the Company Stock Fund, in shares of Company Stock. Distribution under the preceding sentence will be made at such time or times as the Committee, in its sole discretion, deems to be in the best interest of the withdrawing Employer's employees and their Beneficiaries. To the extent the amounts held in the Trust for the benefit of its Participants and Beneficiaries are not sufficient to satisfy the withdrawing Employer's obligation to its Participants and their Beneficiaries accrued on account of their employment with the withdrawing Employer, the amount remaining necessary to satisfy the obligation will be an obligation of the withdrawing Employer, and the Company will have no further obligation to the withdrawing Employer's Participants and Beneficiaries with respect to those amounts.


                                   Section 7
                                   ---------
                           Amendment and Termination
                           -------------------------

     The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to modify, amend or terminate the Plan, provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination, increased by any income and gain credited to the Participant's Deferral Account and reduced by any losses, expenses and distributions charged to the Participant's Deferral Account in accordance with
Section 3.2.

     The Committee shall have the same authority to adopt amendments to the Plan as the Board of Directors of the Company in the following circumstances:

          (a) to adopt amendments to the Plan which the Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental or administrative agency or changes in such law, regulations, rulings or requirements; and

          (b) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company's or adopting Employers' obligations under the Plan.

The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors of the Company on a timely basis.

     Executed in multiple originals this _______ day of July, 1998.


                                   HELLER FINANCIAL, INC.



                                   By: _________________________
                                   Title: ______________________

                                   Appendix A
                                   ----------

                               Adopting Employers
                               ------------------

The affiliates and subsidiaries of the Company listed below have adopted the Plan for their employees effective as of the dates indicated.

Adopting Employer                                    Effective Date
-----------------                                    --------------

Heller Financial Leasing, Inc.                       January 1, 1999